Corporate Communications Department
NEWS Release

Textron Reports Second Quarter 2026 Results

•EPS of $1.42; adjusted EPS of $1.62, up from $1.55 in the prior year
•Revenues of $3.8 billion, up 3%, or $111 million, compared to the prior year
•Revenues up $500 million, or 7%, in the first half of 2026, compared to the prior year
•Initiated sale process for the Industrial Segment

Providence, Rhode Island – July 28, 2026 – Textron Inc. (NYSE: TXT) today reported second quarter 2026 net income of $1.42 per share, compared to $1.35 in the second quarter of 2025. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.62 per share for the second quarter of 2026, compared to $1.55 per share in the second quarter of 2025.

"The second quarter continued a strong start to the year for Textron with revenue growth in each of our manufacturing segments contributing to higher revenues of $500 million through the first half of the year,” said Textron CEO Lisa M. Atherton. “Bell continued to advance the MV-75 Cheyenne with the successful production of key long-lead parts and components. At Textron Aviation, healthy demand drove strong order activity and the Ascend continued to scale with the delivery of the first five aircraft to NetJets."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the second quarter was $235 million, compared to $395 million in last year's second quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $154 million for the second quarter, compared to $336 million in last year's second quarter.

In the quarter, Textron returned $209 million to shareholders through share repurchases.

Outlook

Textron reiterated its expectation for full-year 2026 GAAP earnings per share from continuing operations to be in the range of $5.39 to $5.59, or $6.40 to $6.60 on an adjusted basis, which is reconciled to GAAP in an attachment to this release. Textron also reiterated manufacturing cash flow before pension contributions, a non-GAAP measure, to be in the range of $700 million to $800 million.
The company's current full year outlook assumes receipt of additional fiscal year 2026 funding on the MV-75 Cheyenne program through an Above Threshold Reprogramming request. Absent the receipt of any additional funding and inclusive of other outlook assumptions, our adjusted EPS could be negatively impacted by $0.20 to $0.30 and cash flow could also be negatively impacted by $150 million to $250 million.

Second Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.5 billion, up 1%, or $22 million from last year's second quarter, reflecting higher aircraft revenues of $17 million and higher aftermarket parts and services revenues of $5 million. The increase in aircraft revenues was primarily due to higher pricing, partially offset by lower volume and mix. The decrease in volume and mix largely reflected lower Citation jet and defense volume, partially offset by higher commercial turboprop volume.

Textron Aviation delivered 40 jets in the quarter, compared with 49 in the second quarter of 2025, and 44 commercial turboprops, up from 34 in last year's second quarter.

Segment profit was $165 million in the second quarter, down $5 million, or 3% from a year ago, primarily due to an unfavorable impact from manufacturing inefficiencies and lower aircraft volume and mix, partially offset by lower warranty costs.

Textron Aviation backlog at the end of the second quarter was $8.0 billion.

Bell
Bell revenues were $1.1 billion, up 6%, or $58 million from the second quarter of 2025. The revenue increase in the quarter was driven by higher military revenues of $47 million, largely due to higher volume on H-1 production and the MV-75 program. Commercial helicopters, parts and services revenues increased $11 million compared to the second quarter of 2025, primarily due to higher pricing.

Bell delivered 36 commercial helicopters in the quarter, up from 32 in last year's second quarter.

Segment profit of $75 million was down $5 million, or 6%, from last year's second quarter, primarily due to an unfavorable impact from program performance and from the mix of military programs, partially offset by lower research and development costs.

Bell backlog at the end of the second quarter was $7.5 billion.

Textron Systems

Textron Systems revenues were $347 million, up 7%, or $23 million from the second quarter of 2025, primarily due to higher volume on armored land vehicles and military training and support services provided by Airborne Tactical Advantage Company (ATAC).

Segment profit of $44 million was up $4 million, or 10%, compared with the second quarter of 2025, primarily due to lower research and development costs.

Textron Systems backlog at the end of the second quarter was $3.3 billion.

Industrial

Industrial revenues were $848 million, up 1%, or $9 million from the second quarter of 2025.

Kautex revenues increased $17 million, largely due to a favorable impact from pricing and from foreign exchange rate fluctuations. Textron Specialized Vehicles' revenues decreased $8 million, reflecting lower volume and mix and the impact from the disposition of the Powersports business, partially offset by higher pricing.
Segment profit of $59 million was up $5 million, or 9%, from the second quarter of 2025, primarily due to higher pricing, net of inflation, partially offset by lower volume and mix. Pricing, net of inflation includes tariffs recovered in the second quarter of 2026 that were previously imposed under the International Emergency Economic Powers Act (IEEPA).

Finance

Finance segment revenues were $14 million, and profit was $10 million in the second quarter of 2026, as compared to segment revenues of $15 million and profit of $8 million in the second quarter of 2025.

Conference Call Information

Textron will host its conference call today, July 28, 2026 at 8:00 a.m. (Eastern) to discuss its second quarter results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 596-4144 in the U.S. or (646) 968-2525 outside of the U.S.; Access Code: 6969175.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Tuesday, July 28, 2026 by dialing (800) 770-2030; Access Code: 6969175.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities, pay its obligations, and/or conduct government functions necessary for the certification of aircraft and aircraft parts and other activities of our businesses; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed; uncertainty related to the Company's ability to satisfy the necessary conditions to consummate the separation of its Industrial segment; risks related to the Company’s ability to effect a successful separation and realize the anticipated benefits of the separation on a timely basis or at all; and the risk that additional U.S. Government fiscal 2026 funding for the MV-75 program is not approved and obligated pursuant to a contract modification and we incur significant unreimbursed costs.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
REVENUES
MANUFACTURING:
Textron Aviation (a)	$1,544	$1,522	$3,029	$2,738
Bell	1,074	1,016	2,144	1,999
Textron Systems (a)	347	324	685	623
Industrial	848	839	1,634	1,631
	3,813	3,701	7,492	6,991
FINANCE	14	15	30	31
Total revenues	$3,827	$3,716	$7,522	$7,022

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation (a)	$165	$170	$319	$292
Bell	75	80	147	170
Textron Systems (a)	44	40	86	78
Industrial	59	54	99	84
	343	344	651	624
FINANCE	10	8	22	18
Segment profit (a) (b)	353	352	673	642

Corporate expenses and other, net (a)	(42)	(42)	(89)	(95)
Interest expense, net for Manufacturing group	(29)	(26)	(58)	(51)
LIFO inventory provision	(41)	(38)	(80)	(67)
Intangible asset amortization	(7)	(8)	(15)	(16)
Special charges (c)	—	(4)	—	(4)
Non-service components of pension and postretirement income, net	70	67	140	133
Income before income taxes	304	301	571	542
Income tax expense	(56)	(56)	(103)	(90)
Net income	$248	$245	$468	$452

Diluted earnings per share (EPS)	$1.42	$1.35	$2.67	$2.48

Diluted average shares outstanding	175,006,000	181,091,000	175,591,000	182,379,000

Net income and EPS GAAP to Non-GAAP reconciliation:

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income - GAAP	$248	$245	$468	$452

Add: LIFO inventory provision	41	38	80	67
Intangible asset amortization	7	8	15	16
Special charges	—	4	—	4
Total adjustments	48	50	95	87
Income taxes on adjustments	(13)	(14)	(24)	(23)
Total adjustments, net of tax	35	36	71	64
Adjusted net income - Non-GAAP (b)	$283	$281	$539	$516

Diluted earnings per share - GAAP	$1.42	$1.35	$2.67	$2.48
Add: LIFO inventory provision, net of tax	0.17	0.16	0.34	0.28
Intangible asset amortization, net of tax	0.03	0.03	0.06	0.06
Special charges, net of tax	—	0.01	—	0.01
Adjusted diluted earnings per share - Non-GAAP (b)	$1.62	$1.55	$3.07	$2.83

(a)Effective January 4, 2026, the beginning of our 2026 fiscal year, the business activities of the Textron eAviation segment were realigned within Textron's other operating segments resulting in the elimination of the Textron eAviation segment as a separate reporting segment. Under the segment realignment, a significant part of Textron eAviation, including Pipistrel, became part of the Textron Aviation segment to enable the business to more effectively leverage the development, manufacturing and sales expertise at Textron Aviation. In addition, Textron eAviation’s manned and unmanned products for military applications and related research and development activities are included in the results of the Textron Systems segment, which is best suited to provide more direct access to the targeted customer base for these products. Lastly, certain Textron eAviation research and development activities encompassing digital flight control and air vehicle management systems, which we expect will benefit several of our segments, is reported within corporate expenses. The prior period has been recast to reflect the segment realignment.
(b)Segment profit, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(c)In the second quarter of 2025, we initiated restructuring actions to reduce operating expenses in the Textron Systems segment in connection with the termination of certain U.S government development programs. We incurred $8 million in special charges, which included $5 million of severance costs and $3 million of contract termination costs. These charges were partially offset by a pre-tax gain of $4 million recognized in the second quarter of 2025 related to the sale of the Powersports business.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 4, 2026	January 3, 2026
Assets
Cash and equivalents	$1,436	$1,940
Accounts receivable, net	916	823
Inventories	4,720	4,278
Other current assets	909	872
Net property, plant and equipment	2,570	2,590
Goodwill	2,312	2,321
Other assets	4,572	4,628
Finance group assets	699	677
Total Assets	$18,134	$18,129

Liabilities and Shareholders' Equity
Current portion of long-term debt	$355	$5
Accounts payable	1,215	1,185
Other current liabilities	3,092	3,163
Other liabilities	1,918	1,980
Long-term debt	3,111	3,534
Finance group liabilities	389	387
Total Liabilities	10,080	10,254

Total Shareholders' Equity	8,054	7,875
Total Liabilities and Shareholders' Equity	$18,134	$18,129

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Cash Flows from Operating Activities:
Net income	$240	$236	$450	$435
Depreciation and amortization	94	100	190	192
Deferred income taxes and income taxes receivable/payable	60	11	97	26
Pension, net	(61)	(58)	(121)	(117)
Gain on business disposition	—	(4)	—	(4)
Changes in assets and liabilities:
Accounts receivable, net	(35)	38	(96)	54
Inventories	(157)	(101)	(446)	(284)
Accounts payable	(69)	(8)	93	163
Other, net	163	181	(39)	(184)
Net cash from operating activities	235	395	128	281
Cash Flows from Investing Activities:
Capital expenditures	(95)	(78)	(228)	(134)
Net proceeds from corporate-owned life insurance policies	2	26	3	57
Net proceeds from business disposition	—	16	—	16
Proceeds from sale of property, plant and equipment	4	9	6	9
Other investing activities, net	—	(1)	—	14
Net cash from investing activities	(89)	(28)	(219)	(38)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	495
Principal payments on long-term debt and nonrecourse debt	(1)	(1)	(75)	(353)
Purchases of Textron common stock	(209)	(214)	(377)	(429)
Dividends paid	(4)	(4)	(7)	(7)
Other financing activities, net	(2)	(5)	50	(5)
Net cash from financing activities	(216)	(224)	(409)	(299)
Total cash flows from continuing operations	(70)	143	(500)	(56)
Total cash flows from discontinued operations	—	(1)	—	(1)
Effect of exchange rate changes on cash and equivalents	(3)	16	(4)	23
Net change in cash and equivalents	(73)	158	(504)	(34)
Cash and equivalents at beginning of period	1,509	1,194	1,940	1,386
Cash and equivalents at end of period	$1,436	$1,352	$1,436	$1,352

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net cash from operating activities - GAAP	$235	$395	$128	$281
Less: Capital expenditures	(95)	(78)	(228)	(134)
Add: Total pension contributions	10	10	20	22
Proceeds from sale of property, plant and equipment	4	9	6	9
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$154	$336	$(74)	$178
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Cash Flows from Operating Activities:
Net income	$248	$245	$468	$452
Depreciation and amortization	94	100	190	192
Deferred income taxes and income taxes receivable/payable	63	7	102	24
Pension, net	(61)	(58)	(121)	(117)
Gain on business disposition	—	(4)	—	(4)
Changes in assets and liabilities:
Accounts receivable, net	(35)	38	(96)	54
Inventories	(157)	(101)	(446)	(284)
Accounts payable	(69)	(8)	93	163
Captive finance receivables, net	59	(13)	46	(26)
Other, net	162	182	(49)	(190)
Net cash from operating activities	304	388	187	264
Cash Flows from Investing Activities:
Capital expenditures	(95)	(78)	(228)	(134)
Net proceeds from corporate-owned life insurance policies	2	26	3	57
Net proceeds from business disposition	—	16	—	16
Proceeds from sale of property, plant and equipment	4	9	6	9
Finance receivables repaid	6	8	13	17
Finance receivables originated	(6)	(21)	(15)	(21)
Proceeds from the disposition of non-captive assets	—	59	24	59
Other investing activities, net	—	(1)	4	14
Net cash from investing activities	(89)	18	(193)	17
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	495
Principal payments on long-term debt and nonrecourse debt	(1)	(9)	(75)	(364)
Purchases of Textron common stock	(209)	(214)	(377)	(429)
Dividends paid	(4)	(4)	(7)	(7)
Other financing activities, net	(2)	(5)	50	(5)
Net cash from financing activities	(216)	(232)	(409)	(310)
Total cash flows from continuing operations	(1)	174	(415)	(29)
Total cash flows from discontinued operations	—	(1)	—	(1)
Effect of exchange rate changes on cash and equivalents	(3)	16	(4)	23
Net change in cash and equivalents	(4)	189	(419)	(7)
Cash and equivalents at beginning of period	1,610	1,245	2,025	1,441
Cash and equivalents at end of period	$1,606	$1,434	$1,606	$1,434

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Net Income, Adjusted Diluted Earnings Per Share and Outlook
Adjusted net income and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to reflect the impact on net income as if our inventories were accounted for using a FIFO basis instead of a LIFO basis in order to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income - GAAP	$248	$245	$468	$452
Add: LIFO inventory provision	41	38	80	67
Intangible asset amortization	7	8	15	16
Special charges	—	4	—	4
Total adjustments	48	50	95	87
Income taxes on adjustments	(13)	(14)	(24)	(23)
Total adjustments, net of tax	35	36	71	64
Adjusted net income - Non-GAAP	$283	$281	$539	$516

Diluted earnings per share - GAAP	$1.42	$1.35	$2.67	$2.48
Add: LIFO inventory provision, net of tax	0.17	0.16	0.34	0.28
Intangible asset amortization, net of tax	0.03	0.03	0.06	0.06
Special charges, net of tax	—	0.01	—	0.01
Adjusted diluted earnings per share - Non-GAAP	$1.62	$1.55	$3.07	$2.83

	2026 Outlook
				Diluted EPS
Net income - GAAP (a)	$940		$975	$5.39		$5.59
Add: LIFO inventory provision, net of tax		150			0.87
Intangible asset amortization, net of tax		25			0.14
Adjusted net income - Non-GAAP (a)	$1,115	—	$1,150	$6.40	—	$6.60

(a) The company's current full year outlook assumes receipt of additional fiscal year 2026 funding on the MV-75 Cheyenne program through an Above Threshold Reprogramming request. Absent the receipt of any additional funding and inclusive of other outlook assumptions, our adjusted EPS could be negatively impacted by $0.20 to $0.30 and cash flow could also be negatively impacted by $150 million to $250 million.

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net cash from operating activities - GAAP	$235	$395	$128	$281
Less: Capital expenditures	(95)	(78)	(228)	(134)
Add: Total pension contributions	10	10	20	22
Proceeds from sale of property, plant and equipment	4	9	6	9
Manufacturing cash flow before pension contributions - Non-GAAP	$154	$336	$(74)	$178

	2026 Outlook
Net cash from operating activities - GAAP (a)	$1,294	—	$1,394
Less: Capital expenditures		(650)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		6
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$700	—	$800

(a) For additional information regarding our 2026 cash flow outlook see Footnote (a) on the previous page.